George Stewart, CPA
2301 South Jackson, Suite 101-G
Seattle, Washington 98144
(206) 328-8554, (206) 328-0383 FAX
stewcpasea@aol.com

March 26, 2009

Securities and Exchange Commission
100 F Street, NW
Washington, D.C. 20549

Re:           Loreto Resources Corporation

Commissioners:

I was previously the principal accountant for Loreto Resources Corporation (“Loreto”), and I reported on the financial statements of Loreto as of December 31, 2007 and 2006, and for the year ended December 31, 2007, for the period from June 28, 2006 (inception) through December 31, 2006, and the period from June 28, 2006 (inception) through December 31, 2007.  Most recently, I reviewed Loreto’s financial statements for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008.  I have not provided any audit services to Loreto since the review of the September 30, 2008 financial statements.  Effective March 26, 2009, I was dismissed as Loreto’s principal accountant.

I have read the Company's statements included under Item 4.01 of its Form 8-K dated March 26, 2009.  I agree with the statements concerning me in Item 4.01 of the Form 8-K.  I have no basis on which to agree or disagree with other statements made in the Form 8-K.

Very truly yours,

/s/ George Stewart, CPA

George Stewart, CPA
Seattle, Washington